Exhibit 99.1

Sanara MedTech Inc. Reports First Quarter 2026 Financial Results (Unaudited)

Net Revenue Growth of 19% and Net Profitability from Continuing Operations of $0.04 Per Fully Diluted Share for the Quarter

FORT WORTH, TX, May 11, 2026 (GLOBE NEWSWIRE) — Sanara MedTech Inc. (“Sanara,” “Sanara MedTech,” the “Company,” “we,” “our” or “us”) (Nasdaq: SMTI), a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical market, today reported its financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Summary(1)

●	Net revenue increased 19% to $27.8 million, compared to $23.4 million in the first quarter of 2025.
●	Gross profit of $25.9 million, or 93% of net revenue, compared to gross profit of $21.6 million, or 92% of net revenue, in the first quarter of 2025.
●	Operating income of $2.6 million, compared to operating income of $0.8 million in the first quarter of 2025.
●	Net income from continuing operations of $0.4 million, or $0.04 per diluted share, compared to net loss from continuing operations of $0.6 million, or $0.07 per diluted share, in the first quarter of 2025.
●	Adjusted EBITDA(2) of $4.3 million, compared to $2.7 million in the first quarter of 2025.
●	Cash of $13.6 million and $46.2 million of long-term debt at March 31, 2026, compared to $16.6 million of cash and $46.0 million of long-term debt at December 31, 2025.

(1) As a result of the Company’s strategic realignment, the operations of Tissue Health Plus (“THP”), which were previously reported as the THP segment, have been classified as discontinued operations in Sanara’s financial statements for the three months ended March 31, 2026 and 2025.

(2) Adjusted EBITDA is a non-GAAP financial measure. See the discussion and the reconciliation at the end of this release for additional information.

Management Comments

Seth Yon, President and Chief Executive Officer of Sanara, commented, “The first quarter of 2026 is the first full quarter in which the Company was entirely focused on the surgical market, and the results reflected strong execution. We delivered net revenue growth of 19% and gross margin improvement, and achieved GAAP net profitability, a reflection of the strength of our sharpened focus and enhanced financial model. We’re particularly encouraged by these results given that the first quarter is historically our slowest sales period of the year and was also impacted by a three-day shipping interruption in January due to a weather-related shut down.

“During the end of 2025 and continuing into 2026, we began strengthening our sales team in an effort to support enhanced net revenue growth and our heightened focus on the surgical setting, expanding the sales team to reach a total of 43 reps,” Mr. Yon stated. “Additionally, we experienced meaningful growth in our surgeon users in the first quarter of 2026 as compared to the first quarter of 2025, and, as of quarter end, our products were contracted or approved to be sold in over 4,000 hospitals and ambulatory surgery centers throughout the United States, our products were sold in over 1,400 facilities throughout the United States, and we had agreements with more than 450 distributors.

“Looking ahead, we believe we are well positioned with our strengthened sales team and refined, pure play focus on the surgical operating setting to drive enhanced results. From a capital allocation perspective, this means tightening our scope and strategically investing in R&D to grow our pipeline and introduce new products to the market. With our visibility today, we remain confident in our full-year guidance of 13% to 17% net revenue growth,” Mr. Yon concluded.

First Quarter of 2026 Revenue

The following table summarizes revenue streams from product sales for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
Soft tissue repair products	$24,942,945	$20,532,440
Bone fusion products	2,855,589	2,901,656
Total Net Revenue	$27,798,534	$23,434,096

First Quarter of 2026 Financial Results(1)

Net revenue for the first quarter of 2026 was $27.8 million, compared to $23.4 million for the first quarter of 2025, an increase of $4.4 million, or 19%, year-over-year. The increase in net revenue was driven by an increase of $4.4 million, or 21%, in sales of soft tissue repair products, offset by a slight decrease of $46,067, or 2%, in sales of bone fusion products. The increase in net revenue is primarily due to increased sales of soft tissue repair products, including CellerateRX® Surgical Powder and BIASURGE® Advanced Surgical Solution, supported by increased market penetration and geographic expansion, and the Company’s strategy to continue expanding and developing its independent distribution network in both new and existing U.S. markets.

Gross profit for the first quarter of 2026 was $25.9 million, compared to $21.6 million for the first quarter of 2025, an increase of $4.3 million, or 20%, year-over-year. Gross margin was 93% of net revenue for the first quarter of 2026, compared to 92% of net revenue for the first quarter of 2025. The increase in gross profit and higher gross margin realized in the first quarter of 2026 was primarily due to the net revenue growth factors above and product mix.

Operating expenses for the first quarter of 2026 were $23.2 million, or 83.6% of sales, compared to $20.8 million, or 88.6% of sales, for the first quarter of 2025, an increase of $2.5 million, or 12%, year-over-year. The increase in operating expenses was primarily due to higher selling, general, and administrative expenses (“SG&A”) offset by lower research and development expenses (“R&D”), for the first quarter of 2026. Higher SG&A is related to increased direct sales and marketing expenses, which accounted for approximately $1.9 million of the increase, approximately $0.5 million in increase related to compensation expense and approximately $0.2 million in increase related to contracted services and warehousing and distribution costs. R&D for the first quarter of 2026 decreased to $0.8 million, or 2.7% of sales, compared to R&D of $1.0 million, or 4.1% of sales, for the first quarter of 2025. While R&D will fluctuate from quarter to quarter based on timing of projects, the Company expects R&D, on an annual basis, to be in the range of 5% to 7% of sales.

Operating income for the first quarter of 2026 was $2.6 million, compared to operating income of $0.8 million for the first quarter of 2025.

Other expense for the first quarter of 2026 was $2.2 million, compared to $1.4 million for the first quarter of 2025. The increase in other expense was primarily due to higher interest expense and fees related to the Company’s term loan with CRG Servicing LLC and the Company’s share of losses from equity method investments.

Net income from continuing operations for the first quarter of 2026 was $0.4 million, or $0.04 per diluted share, compared to a net loss from continuing operations of $0.6 million, or $0.07 per diluted share, for the first quarter of 2025. Net income from discontinued operations for the first quarter of 2026 was $0.1 million, compared to a net loss from discontinued operations of $2.9 million for the first quarter of 2025.

Adjusted EBITDA(2) for the first quarter of 2026 was $4.3 million, compared to $2.7 million for the first quarter of 2025, an increase of $1.6 million, or 58%, year-over-year. Higher Adjusted EBITDA in the first quarter of 2026 was primarily due to net revenue growth offset by increases in SG&A.

Net cash used in operating activities in the first quarter of 2026 was $2.5 million, compared to $2.0 million of net cash used in operating activities in the first quarter of 2025. The increase in cash used in operating activities during the first quarter of 2026 was primarily due to the timing of commissions payments, higher cash interest expense resulting from a larger outstanding debt balance compared to the prior-year period and the absence of paid-in-kind interest.

As of March 31, 2026, the Company had $13.6 million of cash and $46.2 million of long-term debt, compared to $16.6 million and $46.0 million, respectively, as of December 31, 2025.

(1) As a result of the Company’s strategic realignment, the operations of THP, which were previously reported as the THP segment, have been classified as discontinued operations in Sanara’s financial statements for the three months ended March 31, 2026 and 2025.

(2) Adjusted EBITDA is a non-GAAP financial measure. See the discussion and the reconciliation at the end of this release for additional information.

Second Quarter and Full Year 2026 Financial Guidance

For the second quarter of 2026, Sanara expects net revenue to range from $28.5 million to $29.5 million, representing growth of approximately 10% to 14%, compared to net revenue of $25.8 million for the second quarter of 2025.

The Company is reaffirming financial guidance for the full year ending December 31, 2026.

Sanara continues to expect full year 2026 net revenue to range from $116 million to $121 million, representing growth of approximately 13% to 17%, compared to net revenue of $103.1 million for the full year 2025.

Conference Call

The Company will host a conference call on Tuesday, May 12, 2026 at 8:00 a.m. Eastern Time to discuss the results of the quarter ended March 31, 2026 and hold a question and answer session at the end of the call. The toll-free number to call for this teleconference is 888-506-0062 (international callers: 973-528-0011) and the access code is 931324. A telephonic replay of the conference call will be available through Tuesday, May 26, 2026, by dialing 877-481-4010 (international callers: 919-882-2331) and entering the replay passcode: 53818.

A live webcast of Sanara’s conference call is accessible by clicking here and will be made available under the “Events” section of the Company’s Investor Relations website, https://ir.sanaramedtech.com/. An online replay will be available for approximately one year following the conclusion of the live broadcast.

About Sanara MedTech Inc.

Sanara MedTech Inc. is a medical technology company focused on developing and commercializing transformative technologies to improve clinical outcomes and reduce healthcare expenditures in the surgical market. The Company develops, markets and distributes surgical products for use by physicians and clinicians in hospitals. Each of the Company’s products and technologies are designed to achieve the goal of providing better clinical outcomes at a lower overall cost for healthcare systems. Sanara’s products are primarily sold in the North American surgical tissue repair market. Sanara markets and distributes CellerateRX® Surgical Activated Collagen Powder, BIASURGE® Advanced Surgical Solution, FORTIFY TRG® Tissue Repair Graft and FORTIFY FLOWABLE® Extracellular Matrix, as well as a portfolio of advanced biologic products including: ACTIGEN® Verified Inductive Bone Matrix, ALLOCYTE® Plus Advanced Viable Bone Matrix, BiFORM® Bioactive Moldable Matrix and TEXAGEN® Amniotic Membrane Allograft to the surgical market. The Company believes it can drive its pipeline from concept to preclinical and clinical development while meeting quality and regulatory requirements. The Company strives to be one of the most innovative and comprehensive providers of effective surgical solutions and is continually seeking to expand its offerings for patients requiring treatments in the United States. For more information, please visit SanaraMedTech.com.

Information about Forward-Looking Statements

The statements in this press release that do not constitute historical facts are “forward-looking statements,” within the meaning of and subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. These statements may be identified by terms such as “aims,” “anticipates,” “believes,” contemplates,” “continue,” “could,” “estimates,” “expects,” “forecast,” “guidance,” “intends,” “may,” “plans,” “possible,” “potential,” “predicts,” “preliminary,” “projects,” “seeks,” “should,” “targets,” “will” or “would,” or the negatives of these terms, variations of these terms or other similar expressions. These forward-looking statements include, among others, statements regarding the Company’s expected net revenue, the Company’s ability to achieve enhanced results by focusing on the surgical market, the Company’s business strategy and mission, the development of new products, the timing of commercialization of the Company’s products, and the regulatory approval process. These items involve risks, contingencies and uncertainties such as uncertainties associated with the development and process for obtaining regulatory approval for new products, the extent of product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, uncertainties associated with the development and process for obtaining regulatory approval for new products, the ability to consummate and integrate acquisitions, and other risks, contingencies and uncertainties detailed in the Company’s most recent annual report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission, which could cause the Company’s actual operating results, performance or business plans or prospects to differ materially from those expressed in or implied by these statements.

All forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events, except as required by applicable securities laws.

Investor Relations Contact:

Walter Frank or John Nesbett

IMS Investor Relations

IR@sanaramedtech.com

(203) 972-9200

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
	(Unaudited)
Assets
Current assets
Cash	$13,594,459	$16,578,857
Accounts receivable, net	13,617,407	11,998,075
Inventory, net	3,120,795	3,948,748
Prepaid and other assets	816,788	948,620
Current assets related to discontinued operations	48,533	67,863
Total current assets	31,197,982	33,542,163

Long-term assets
Intangible assets, net	17,860,273	18,640,673
Goodwill	3,601,781	3,601,781
Investment in equity securities	14,164,351	14,626,858
Right of use assets – operating leases	1,993,850	2,075,634
Property and equipment, net	458,880	456,962
Total long-term assets	38,079,135	39,401,908

Total assets	$69,277,117	$72,944,071

Liabilities and shareholders’ equity
Current liabilities
Accounts payable	$905,396	$2,338,761
Accounts payable – related parties	15,847	-
Accrued bonuses and commissions	9,082,596	11,781,435
Accrued royalties and expenses	2,615,798	2,684,626
Earnout liabilities – current	-	235,001
Operating lease liabilities – current	367,945	353,229
Current liabilities related to discontinued operations	713,260	1,233,478
Total current liabilities	13,700,842	18,626,530

Long-term liabilities
Long-term debt	46,226,422	45,970,937
Operating lease liabilities – long-term	1,770,756	1,868,703
Other long-term liabilities	559,602	548,125
Total long-term liabilities	48,556,780	48,387,765

Total liabilities	62,257,622	67,014,295

Commitments and contingencies

Shareholders’ equity
Common Stock: $0.001 par value, 20,000,000 shares authorized; 9,165,148 issued and outstanding as of March 31, 2026 and 8,946,913 issued and outstanding as of December 31, 2025	9,166	8,948
Additional paid-in capital	81,522,244	81,232,536
Accumulated deficit	(74,502,895)	(75,303,042)
Total Sanara MedTech shareholders’ equity	7,028,515	5,938,442
Equity attributable to noncontrolling interest	(9,020)	(8,666)
Total shareholders’ equity	7,019,495	5,929,776
Total liabilities and shareholders’ equity	$69,277,117	$72,944,071

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Net Revenue	$27,798,534	$23,434,096

Cost of goods sold	1,923,589	1,834,967

Gross profit	25,874,945	21,599,129

Operating expenses
Selling, general and administrative	21,881,520	19,129,208
Research and development	759,592	950,359
Depreciation and amortization	587,252	694,032
Total operating expenses	23,228,364	20,773,599

Operating income	2,646,581	825,530

Other income (expense)
Interest expense	(1,799,345)	(1,317,092)
Share of losses from equity method investments	(462,507)	(143,608)
Interest income	12,958	3,672
Gain on disposal of property and equipment	-	10,932
Total other income (expense)	(2,248,894)	(1,446,096)

Net income (loss) from continuing operations	397,687	(620,566)

Net income (loss) from discontinued operations	60,916	(2,906,817)

Net income (loss)	458,603	(3,527,383)

Less: Net loss attributable to noncontrolling interest from continuing operations	(354)	(206)

Net income (loss) attributable to Sanara MedTech shareholders	$458,957	$(3,527,177)

Net income (loss) per share, basic:
Continuing operations	$0.04	$(0.07)
Discontinued operations	0.01	(0.34)
Net income (loss) per share of common stock, basic	$0.05	$(0.41)

Net income (loss) per share, diluted:
Continuing operations	$0.04	$(0.07)
Discontinued operations	0.01	(0.34)
Net income (loss) per share of common stock, diluted	$0.05	$(0.41)

Weighted average number of common shares outstanding, basic	8,706,678	8,570,104

Weighted average number of common shares outstanding, diluted	8,985,866	8,570,104

The following is a reconciliation of the numerator and denominator of basic and diluted net income (loss) per share for the three months ended March 31, 2026 and 2025:

	Three Months Ended March 31,
	2026	2025
Numerator:
Net income (loss) from continuing operations	$397,687	$(620,566)
Net income (loss) from discontinued operations	60,916	(2,906,817)
Less: Net loss attributable to noncontrolling interests from continuing operations	(354)	(206)
Net income (loss) attributable to Sanara MedTech shareholders	$458,957	$(3,527,177)

Denominator:
Weighted average shares, basic	8,706,678	8,570,104
Dilutive effect of stock options	10,218	-
Dilutive effect of unvested shares	268,970	-
Weighted average shares, diluted	8,985,866	8,570,104

The following table summarizes the shares of common stock that were potentially issuable but were excluded from the computation of diluted net loss per share of common stock for the three months ended March 31, 2025, as such shares would have had an anti-dilutive effect:

March 31,
2025
Stock options	31,013
Unvested restricted stock	290,493

SANARA MEDTECH INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$458,603	$(3,527,383)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	587,252	1,124,410
Gain on disposal of property and equipment	-	(9,674)
Credit loss expense	75,000	179,034
Inventory obsolescence	62,800	199,278
Share-based compensation	1,028,335	1,304,904
Noncash lease expense	81,784	274,055
Share of losses from equity method investments	462,507	143,608
Back-end fee	181,944	176,079
Paid-in-kind interest	-	411,324
Accretion of finance liabilities	27,113	43,630
Amortization and write-off of debt issuance costs	73,541	59,280
Changes in operating assets and liabilities:
Accounts receivable, net	(1,709,332)	368,284
Accounts receivable – related parties	-	(2,254)
Inventory, net	765,153	(605,628)
Prepaid and other assets	166,162	32,759
Accounts payable	(1,433,365)	595,836
Accounts payable – related parties	15,847	10,892
Accrued royalties and expenses	(105,442)	67,224
Accrued bonuses and commissions	(3,120,078)	(2,566,461)
Operating lease liabilities	(83,231)	(278,081)
Net cash used in operating activities	(2,465,407)	(1,998,884)
Cash flows from investing activities:
Purchases of property and equipment	(43,772)	(1,722,649)
Proceeds from disposal of property and equipment	-	60,000
Investment in equity securities	-	(3,517,206)
Net cash used in investing activities	(43,772)	(5,179,855)
Cash flows from financing activities:
Loan proceeds, net of debt issuance costs of zero in 2026 and $183,750 in 2025	-	12,066,250
Net settlement of equity-based awards	(397,219)	-
Cash payment of finance and earnout liabilities	(78,000)	(78,000)
Net cash provided by (used in) financing activities	(475,219)	11,988,250
Net increase (decrease) in cash	(2,984,398)	4,809,511
Cash, beginning of period	16,578,857	15,878,295
Cash, end of period	$13,594,459	$20,687,806

Cash paid during the period for:
Interest	$1,516,747	$626,779
Taxes	143	52,984
Supplemental noncash investing and financing activities:
Non-monetary exchange to acquire intangible assets	$-	$2,084,278
Conversion of note receivable into equity method investment	-	1,101,478

SANARA MEDTECH INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

To supplement the Company’s financial information presented in accordance with generally accepted accounting principles in the United States (“GAAP”), we present certain non-GAAP financial measures in this press release and on the related teleconference call, including Adjusted EBITDA. The Company’s management uses these non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines Adjusted EBITDA as net income (loss) from continuing operations excluding interest expense/income, provision/benefit for income taxes, depreciation and amortization, non-cash share-based compensation expense, change in fair value of earnout liabilities, asset impairment charges, share of losses from equity method investments, gains/losses on the disposal of property and equipment, executive separation costs, and legal and diligence expenses related to acquisitions, as each is applicable to the periods presented.

The Company believes Adjusted EBITDA is useful to investors because it facilitates comparisons of the Company’s core business operations across periods on a consistent basis. Accordingly, the Company adjusts certain items when calculating Adjusted EBITDA because the Company believes that such items are not related to the Company’s core business operations.

The Company’s non-GAAP financial measures are not in accordance with, nor an alternative for, measures conforming to GAAP and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. The Company continues to provide all information required by GAAP, but it believes that evaluating its ongoing operating results may not be as useful if an investor or other user is limited to reviewing only GAAP financial measures. The Company does not, nor does it suggest that investors should, consider these non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Material limitations associated with the use of such measures include that they do not reflect all costs included in operating expenses and may not be comparable with similarly named financial measures of other companies. Furthermore, these non-GAAP financial measures are based on subjective determinations of management regarding the nature and classification of events and circumstances. The Company presents these non-GAAP financial measures to provide investors with information to evaluate the Company’s operating results in a manner similar to how management evaluates business performance. To compensate for any limitations in such non-GAAP financial measures, management believes that it is useful in understanding and analyzing the results of the business to review both GAAP information and the related non-GAAP financial measures. Whenever the Company uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. Investors are encouraged to review and consider these reconciliations.

Reconciliation of Net income (loss) from continuing operations to Adjusted EBITDA:

	Three Months Ended March 31,
	2026	2025
Net income (loss) from continuing operations	$397,687	$(620,566)
Adjustments:
Interest expense	1,799,345	1,317,092
Depreciation and amortization(1)	587,252	694,032
Noncash share-based compensation	1,028,335	1,175,496
Share of losses from equity method investments	462,507	143,608
Gain on disposal of property and equipment	-	(10,932)
Interest income	(12,958)	(3,672)
Adjusted EBITDA	$4,262,168	$2,695,058

(1)	Depreciation expense of $5,461 was reclassified as continuing operations in the three months ended March 31, 2025 and is therefore no longer reflected in discontinued operations.

ANNEX - Consolidated (reflecting our Surgical Business):

The following tables reflect results of operations of our surgical business for the periods indicated below (Unaudited except for full fiscal years ended December 31, 2025, 2024, and 2023):

	2025					2024					2023
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net Revenue	$23,434,096	$25,804,252	$26,333,819	$27,545,815	$103,117,982	$18,536,638	$20,158,823	$21,671,599	$26,305,365	$86,672,425	$15,519,187	$15,753,164	$16,024,948	$17,689,813	$64,987,112

Cost of goods sold	1,834,967	1,937,282	1,874,214	1,874,506	7,520,969	1,890,046	2,008,686	1,991,987	2,249,182	8,139,901	2,116,694	2,187,516	1,751,349	1,788,162	7,843,721

Gross profit	21,599,129	23,866,970	24,459,605	25,671,309	95,597,013	16,646,592	18,150,137	19,679,612	24,056,183	78,532,524	13,402,493	13,565,648	14,273,599	15,901,651	57,143,391

Operating expenses
Selling, general and administrative(1)	19,129,208	19,634,319	19,877,875	20,075,597	78,716,999	15,683,039	18,349,924	17,420,347	20,220,332	71,673,642	12,467,395	13,301,230	13,460,404	15,597,823	54,826,852
Research and development	950,359	1,056,796	1,029,591	2,035,737	5,072,483	578,981	582,443	783,840	883,399	2,828,663	235,236	208,727	225,886	232,933	902,782
Depreciation and amortization(2)	694,032	688,546	610,899	668,396	2,661,873	698,502	698,407	696,888	692,032	2,785,829	372,020	396,597	590,563	687,679	2,046,859
Change in fair value of earnout liabilities	-	-	-	-	-	(103,781)	89,330	-	-	(14,451)	(191,127)	(436,004)	(758,783)	87,578	(1,298,336)
Asset impairment charges	-	-	-	1,841,120	1,841,120	-	-	-	-	-	-	-	-	-	-
Total operating expenses	20,773,599	21,379,661	21,518,365	24,620,850	88,292,475	16,856,741	19,720,104	18,901,075	21,795,763	77,273,683	12,883,524	13,470,550	13,518,070	16,606,013	56,478,157

Operating income (loss)	825,530	2,487,309	2,941,240	1,050,459	7,304,538	(210,149)	(1,569,967)	778,537	2,260,420	1,258,841	518,969	95,098	755,529	(704,362)	665,234

Other income (expense)
Interest expense	(1,317,092)	(1,791,568)	(1,818,105)	(1,833,035)	(6,759,800)	(267,336)	(644,346)	(927,577)	(1,289,136)	(3,128,395)	(6)	-	(188,294)	(287,483)	(475,783)
Share of losses from equity method investments	(143,608)	(195,482)	(288,642)	(324,734)	(952,466)	-	-	(31,448)	(58,559)	(90,007)	-	-	-	-	-
Interest income	3,672	-	-	-	3,672	-	-	-	21,978	21,978	-	-	-	-	-
Gain on disposal of property and equipment	10,932	-	-	-	10,932	-	-	-	-	-	-	-	-	-	-
Gain on disposal of investment	-	-	-	-	-	-	-	-	-	-	-	-	-	251,034	251,034
Total other income (expense)	(1,446,096)	(1,987,050)	(2,106,747)	(2,157,769)	(7,697,662)	(267,336)	(644,346)	(959,025)	(1,325,717)	(3,196,424)	(6)	-	(188,294)	(36,449)	(224,749)

Net income (loss) from continuing operations	$(620,566)	$500,259	$834,493	$(1,107,310)	$(393,124)	$(477,485)	$(2,214,313)	$(180,488)	$934,703	$(1,937,583)	$518,963	$95,098	$567,235	$(740,811)	$440,485

(1)	Selling, general and administrative expense of $90,293 was reclassified and is now reflected as discontinued operations in the first quarter of 2024.

(2)	Depreciation expense of $5,461 and $7,021 was reclassified as continuing operations in the first and second quarters of 2025, respectively, and is therefore no longer reflected in discontinued operations.

ANNEX - Consolidated (reflecting our Surgical Business) (continued):

Reconciliation of Net income (loss) from continuing operations to Adjusted EBITDA (Unaudited):

	2025					2024					2023
	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL	Q1	Q2	Q3	Q4	TOTAL
Net income (loss) from continuing operations	$(620,566)	$500,259	$834,493	$(1,107,310)	$(393,124)	$(477,485)	$(2,214,313)	$(180,488)	$934,703	$(1,937,583)	$518,963	$95,098	$567,235	$(740,811)	$440,485
Adjustments:
Interest expense	1,317,092	1,791,568	1,818,105	1,833,035	6,759,800	267,336	644,346	927,577	1,289,136	3,128,395	6	-	188,294	287,483	475,783
Depreciation and amortization(1)	694,032	688,546	610,899	668,396	2,661,873	698,502	698,407	696,888	692,032	2,785,829	372,020	396,597	590,563	687,679	2,046,859
Noncash share-based compensation	1,175,496	1,278,871	1,164,070	1,155,545	4,773,982	753,616	1,046,321	1,003,599	1,165,472	3,969,008	545,214	1,064,516	813,606	777,994	3,201,330
Change in fair value of earnout liabilities	-	-	-	-	-	(103,781)	89,330	-	-	(14,451)	(191,127)	(436,004)	(758,783)	87,578	(1,298,336)
Asset impairment charges	-	-	-	1,841,120	1,841,120	-	-	-	-	-	-	-	-	-	-
Share of losses from equity method investments	143,608	195,482	288,642	324,734	952,466	-	-	31,448	58,559	90,007	-	-	-	-	-
Gain on disposal of property and equipment	(10,932)	-	-	-	(10,932)	-	-	-	-	-	-	-	-	-	-
Interest income	(3,672)	-	-	-	(3,672)	-	-	-	(21,978)	(21,978)	-	-	-	-	-
Executive separation costs(2)	-	260,275	172,048	-	432,323	-	904,781	59,685	-	964,466	-	-	-	-	-
Acquisition costs (3)	-	4,826	20,000	(24,826)	-	-	225,089	24,812	(64,872)	185,029	-	-	-	423,513	423,513
Adjusted EBITDA	$2,695,058	$4,719,827	$4,908,257	$4,690,694	$17,013,836	$1,138,188	$1,393,961	$2,563,521	$4,053,052	$9,148,722	$1,245,076	$1,120,207	$1,400,915	$1,523,436	$5,289,634

(1)	Depreciation expense of $5,461 and $7,021 was reclassified as continuing operations in the first and second quarters of 2025, respectively, and is therefore no longer reflected in discontinued operations.

(2)	Includes share-based compensation related to executive separation costs.

(3)	Acquisition costs include legal, tax, accounting and other contract services related to prospective acquisitions.